UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 18, 2004

Date of Report (date of earliest event reported)

Lattice Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices)

(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7.           Financial Statements and Exhibits.

(c)                                  The following exhibits are being furnished with this report:

Exhibit No.	Description

99.1

Text of press release issued by Lattice Semiconductor Corporation on March 18, 2004, entitled “Lattice Semiconductor Announces Delay of Earnings Release and Anticipated Restatement” (furnished herewith)

Item 12.  Results of Operations and Financial Condition

On March 18, 2004, Lattice Semiconductor Corporation (the “Company”) issued a press release announcing a delay in the release of its fourth quarter and year-end results for 2003 and an anticipated restatement of its first, second and third quarter 2003 financial statements.  The full text of the press release is attached as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The following information from the press release shall be deemed filed herewith for purposes of Section 18 of the Exchange Act:

On March 18, 2004, Lattice Semiconductor Corporation (the “Company”) announced that it has not yet completed its deferred income accounting review.  Consequently, the release of year-end earnings has been delayed.

As previously announced, a detailed review of the deferred income account is being conducted under the direction of the Company’s Audit Committee.  Deferred income is the balance sheet account that represents the estimated future gross margin, including credits that may be due, related to inventory held by the Company’s distributors that is expected to be either resold to end users or returned to the Company for a credit.  During the course of the review, the Company has concluded that the deferred income account became overdepleted during 2003.

Consequently, the Company anticipates restatement of its first, second and third quarter 2003 financial statements.  The Company currently believes the restatement will result in a reduction of 2003 year-to-date revenue of approximately $10 to $11 million, a reduction of 2003 year-to-date cost of sales of approximately $1.5 to $2 million and an increase of 2003 year-to-date net loss of approximately $8.5 to $9.5 million.  The review will also conclude upon appropriate corrective measures.

The Company currently anticipates release of earnings by the end of March 2004.  In addition, the Company currently anticipates filing its 2003 Annual Report on Form 10-K by April 2, 2004 under a filing extension pursuant to SEC Rule 12b-25.

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws including statements relating to the Company’s anticipated restated financial results and the anticipated earnings release date and filing date of the Company’s 10-K.  Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the possible need to make further accounting adjustments and the Company’s ability to publish its earnings release by the end of March 2004 and file its 10-K by April 2, 2004.  The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

By:	/s/ Jan Johannessen
Jan Johannessen Corporate Vice President and Chief Financial Officer

Date: March 18, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1

Text of press release issued by Lattice Semiconductor Corporation on March 18, 2004, entitled “Lattice Semiconductor Announces Delay of Earnings Release and Anticipated Restatement” (furnished herewith)